EXHIBIT 24.1
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS: That the undersigned officers and directors of Princeton National Bancorp, Inc., a Delaware corporation, do hereby constitute and appoint Tony J. Sorcic and Todd D. Fanning, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-3. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.

Signature	Title	Date

/s/ Tony J. Sorcic	Chief Executive Officer and Director
Tony J. Sorcic	(Principal Executive Officer)	February 17, 2009

/s/ Craig O. Wesner Craig O. Wesner	Director	February 17, 2009

/s/ Daryl Becker Daryl Becker	Director	February 17, 2009

/s/ Gretta Bieber Gretta Bieber	Director	February 19, 2009

/s/ Gary C. Bruce Gary C. Bruce	Director	February 17, 2009

/s/ Sharon L. Covert Sharon L. Covert	Director	February 17, 2009

Signature	Title	Date

/s/ John R. Ernat John R. Ernat	Director	February 18, 2009

/s/ Donald E. Grubb Donald E. Grubb	Director	February 17, 2009

/s/ Mark Janko Mark Janko	Director	February 17, 2009

/s/ Willard O. Lee Willard O. Lee	Director	February 17, 2009

/s/ Ervin I. Pietsch
Ervin I. Pietsch	Director	February 10, 2009

/s/ Stephen W. Samet Stephen W. Samet	Director	February 17, 2009